UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND II FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Roxana Cruz-Rivera

José R. Izquierdo II

Brent D. Rosenthal

Ethan A. Danial

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 5, 2024, Ocean Capital LLC (“Ocean Capital”) issued a press release, a copy of which is attached hereto as Exhibit 1. On that same day, Ocean Capital also made a social media post regarding its campaign on its LinkedIn page, https://www.linkedin.com/company/oceancapital-llc, a copy of which is attached hereto as Exhibit 2.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2022 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2022 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

Ocean Capital Calls on Shareholders to Demand Accountability at UBS-Managed Puerto Rico Closed-End Funds

Estimates the UBS-Managed Funds Have Already Wasted More Than $5 Million to Fight the Fair and Lawful Shareholder Votes that Confirmed Shareholders’ Election of New Directors at Numerous Annual Meetings

Calls on Carlos Nido, Luis M. Pellot, Enrique Vila del Corral, Gabriel Pagán Pedrero, Carlos V. Ubiñas, Vicente León, José J. Villamil, and either Clotilde Pérez or Jorge I. Vallejo, All of Whom Lost Their Re-election Bids and Have Collectively Overstayed Their Terms by a Combined Total of More Than 4,500 Days, to Facilitate an Orderly Transition at the Funds Where They Have Lost Their Board Seats

Urges Shareholders to Continue to Make Their Voices Heard by Voting for Ocean Capital’s Highly Qualified and Independent Nominees at the Upcoming April 18, 2024, Annual Meetings for Puerto Rico Residents Tax-Free Fund, Inc. and Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.1

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”), a significant shareholder of various Puerto Rico closed-end bond funds (the “Funds”) that are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”), today issued a letter to shareholders of nine Funds2 at which Ocean Capital has been running campaigns for change since as early as July 2021.

***

March 5, 2024

Fellow Shareholders,

Ocean Capital has been pursuing shareholder-driven change at nine UBS-managed funds for nearly three years now. We have been doing so to give shareholders the opportunity to maximize shareholder value following years of significant underperformance by adding new, independent directors to the boardroom who will be focused on improving governance and performance.

During this period, we have not only attempted countless times to engage with the Funds’ Boards of Directors (the “Boards”) to reach a constructive outcome, but we have also successfully received shareholder support and votes to win the director elections by overwhelming margins at seven annual meetings over the last two years. Rather than accept the fair outcome of the votes at these meetings, the Funds and their advisors have taken every opportunity to prevent shareholders’ voices from being heard, including filing meritless litigation against Ocean Capital and others, including more than a dozen individual shareholders. The Funds’ claims were ultimately dismissed by the U.S. District Court for the District of Puerto Rico (the “Court”) last summer, yet the Funds continue to refuse to seat our directors on what we believe are baseless grounds.3 We believe these actions are the very definition of unlawful board entrenchment—which itself is a glaring dereliction of the Boards’ fiduciary duties to their shareholders.

[1]	Also occurring on April 18, 2024, are the following annual meetings of stockholders of Funds where Ocean Capital has ongoing proxy contests: the 2021 annual meetings of Fund I, Fund III, Fund IV, Fund V and PRITF IV and the 2022 annual meeting of Fund II, each Fund as defined below.

[2]	The nine Funds include: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF I”).

[3]	Ocean Capital filed copies of the Report and Recommendation, the Opinion and Order, and the Partial Judgment dismissing the Funds’ claims with the Securities and Exchange Commission (the “SEC”) in September 2023.

We believe the Funds have collectively already spent more than $5 million on external advisors to fight Ocean Capital and other investors who are fed up with the Funds’ long-term underperformance.4 In fact, TFF I, PRITF I and PRITF VI are trading at significant discounts to each of the Funds’ net asset values: -60.4%, -64.1% and -60.2%, respectively.5

The costs continue to climb as the Funds refuse to accept defeat and instead choose to waste even more shareholder capital trying to delay the inevitable. Regardless of the Funds’ desperate attempts to remain entrenched, shareholders have made clear by generally increasing vote margins that they have lost confidence in the current Boards and that new leaders are urgently needed.

Ocean Capital – and clearly many other shareholders – believe it is time for the Funds to acknowledge the fair and lawful shareholder votes that have occurred. The Funds should facilitate an orderly but immediate transition at TFF I, PRITF I and PRITF VI, where the incumbents have lost their board seats by huge margins of at least 3:1 and in one election, 41:1. Below is a summary of the meetings where Ocean Capital’s nominees have been elected but have not been seated by the Funds:

Fund Name	Annual Meeting Date	Ocean Capital’s Nominees Elected to the Board	Incumbent Nominees Refusing to Transition	Number of Days Since the Incumbent Nominees Lost Election[6]	Approximate Margin of Victory by Ocean Capital’s Nominees[7]
PRITF I (2021 Annual Meeting)	March 17, 2022	● José Izquierdo II ● Brent D. Rosenthal	● Carlos Nido ● Luis M. Pellot	718	3:1
PRITF VI (2021 Annual Meeting)	December 15, 2022	● José Izquierdo II ● Brent D. Rosenthal	● Carlos Nido ● Luis M. Pellot	445	7:2
TFF I (2022 Annual Meeting)	March 9, 2023	● José Izquierdo II ● Brent D. Rosenthal ● Ethan A. Danial	● Carlos V. Ubiñas ● Vicente León ● José J. Villamil	361	37:1
PRITF I (2022 Annual Meeting)	June 1, 2023	● Ethan A. Danial ● Mojdeh L. Khaghan	● Enrique Vila del Corral ● Gabriel Pagán Pedrero	277	10:1
PRITF VI (2022 Annual Meeting)	November 2, 2023	● Ethan A. Danial ● Mojdeh L. Khaghan	● Enrique Vila del Corral ● Gabriel Pagán Pedrero	123	18:1
TFF I (2023 Annual Meeting)	November 2, 2023	● Mojdeh L. Khaghan ● Roxana Cruz-Rivera	● Carlos Nido ● Luis M. Pellot	123	41:1
PRITF VI (2023 Annual Meeting)	January 16, 2024	● Ian McCarthy	● Clotilde Pérez or ● Jorge I. Vallejo	48	11:2

[4]	This statement is based on the estimated total expenses of costs related to the solicitation of proxies as reported in each Fund’s proxy statement for each annual meeting filed with the SEC since July 2021 and on the performance data as reported in each Fund’s annual and semi-annual certified shareholder reports filed with the SEC since July 2021.
[5]	PRITF I performance as of August 31, 2023. PRITF VI and TFF I performance as of June 30, 2023.
[6]	Calculated on March 4, 2024.
[7]	The margins of victory for PRITF I’s 2021 and 2022 Annual Meetings, PRITF VI’s 2021 Annual Meeting, and TFF I’s 2022 Annual Meeting are based on the vote counts provided in the most recent semi-annual certified shareholder report for each Fund, filed with the SEC on November 13, 2023, September 8, 2023, and September 6, 2023, respectively. The margins of victory for PRITF VI’s 2022 and 2023 Annual Meetings and TFF I’s 2023 Annual Meeting are based on preliminary vote tallies provided by Broadridge Financial Solutions, Inc.

Despite winning at each of these Funds by overwhelming margins, the incumbent directors have continued their entrenchment tactics. Collectively, the incumbent losing nominees have overstayed their terms (and continued to collect director fees) by a total of 4,503 days.8 It is time for Carlos Nido, Luis M. Pellot, Enrique Vila del Corral, Gabriel Pagán Pedrero, Carlos V. Ubiñas, Vicente León, José J. Villamil, and either Clotilde Pérez or Jorge I. Vallejo to relinquish their wrongfully-held seats.

Rest assured that we will not be deterred by the Boards’ entrenchment tactics. Fund shareholders should continue to make their voices heard by voting for Ocean Capital’s highly qualified and independent nominees at the upcoming 2023 Annual Meeting of PRITF I and 2024 Annual Meeting of Fund II, both scheduled for April 18, 2024. In addition to electing Ocean Capital’s nominees, Ocean Capital has submitted a business proposal to terminate the investment advisory agreements with UBS at both of these upcoming annual meetings.

Ocean Capital will continue to do everything in its power to compel UBS and its affiliates to respect the will of shareholders.

Sincerely,

W. Heath Hawk

Ocean Capital

***

VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

VISIT WWW.IMPROVEUBSPRFUNDS.COM TO LEARN MORE ABOUT OCEAN CAPITAL’S CAMPAIGNS FOR VALUE-ENHANCING CHANGE AT THE FUNDS.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Fund I, Fund II (with respect to both its 2022 Annual Meeting and its 2024 Annual Meeting), Fund III, Fund IV, Fund V, PRITF I (with respect to its 2023 Annual Meeting), and PRITF IV:

Ocean Capital and the other participants in each solicitation (collectively, the “Participants”) have filed with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each listed Fund for its respective upcoming annual meeting(s) of shareholders. All shareholders of each respective Fund are advised to read the definitive proxy statement and other documents related to the applicable solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the applicable definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

[8]	Calculated by adding together the product of the number of days since each meeting and the number of nominees up for election at said meeting.

To the Shareholders of TFF I (with respect to its 2024 Annual Meeting):

Ocean Capital and the other participants in its solicitation (collectively, the “TFF I Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2024 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the TFF I Participants when they become available, as they will contain important information, including additional information relating to the TFF I Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card will be furnished to some or all of the Fund’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the TFF I Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the TFF I Participants with the SEC on February 9, 2024. This document is available free of charge at http://www.sec.gov.

Contacts

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

OR

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

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Exhibit 2